NSAR ITEM 77O

VK Advantage Municipal Income Trust
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           MA Federal HWY   Lehman     1,000,000       0.173    11/17/00
                                 Brothers

    2          City of NY       JP Morgan    3,575,000       0.947   12/22/00

    3          Philadelphia     Commerce Cap. 3,000,000      1.02     1/11/01

    4          New York State   Salomon Smith  2,000,000     0.60     2/15/01
                                 Barney

    5          New York TFA     Bear Stearns   3,000,000     0.72     2/22/01

    6          New York City    Goldman Sachs  2,500,000     0.74     3/22/01



Underwriters for #1
Lehman
Bear, Stearns & Co. Inc.
Goldman, Sach & Co.
J. P. Morgan Securities Inc.
PaineWebber Incorporated
Salomon Smith Barney
Fleet Securities
State Street Capital Markets, LLC
Advest, Inc.
A.G. Edwards & Sons Inc.
CIBC World Markets Corp.
Corby North Bridge Securities
Dain Rauscher Inc.
Fahnestock & Co. Inc.
First Albany Corporation
First Union National Bank
H.C. Wainwright & Co. Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Prudential Securities
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Tucker Anthony Incorporated


Underwriters for #2
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Salomon Smith Barney
Bear, Stearns & Co. Inc
Dain Rauscher Inc.
First Albany Corporation
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley Dean Witter
PaineWebber Incorporated
Ramirez & Co. Inc.
Roosevelt & Cross, Inc.
Advest, Inc.
Apex Pryor Securities
M.R. Beal & Company
CIBC World Markets Corp.
Fleet Securities, Inc.
Lebenthal & Co., Inc.
Siebert Brandford Shank & Co.
William E. Simon & Sons Municipal Securities Inc.




Underwriters for #3
Commerce Capital Markets, Inc.
Dain Rauscher Inc.
Loop Capital Markets
The Chapman Company
First Union National Bank
Janney Montgomery Scott LLC
J.P. McGowan & Company, Inc.
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley Dean Witter
M.R. Beal & Company
PaineWebber Incorporated
RRZ Public Markets, Inc.
Siebert Brandford Shank & Co.



Underwriters for #4
Bear,Stearns & Co. Inc.
Lehman Brothers
Morgan Stanley Dean Witter
Dain Rauscher Inc.
First Albany Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
PaineWebber Incorporated
Ramirez & Co., Inc.
Salomon Smith Barney
Advest, Inc.
Apex Pryor Securities
Quick & Reilly
Lebenthal & Co., Inc.
M.R. Beal & Company
CIBC World Markets Corp.
Roosevelt & Cross, Inc.
Siebert Brandford Shank & Co.




Underwriters for #5
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Morgan Stanley Dean Witter
Dain Rauscher
First Albany Corporation
Merrill Lynch & Co.
PaineWebber Incorporated
Goldman, Sachs & Co.
J. P. Morgan Securities, Inc.
Salomon Smith Barney
Prudential Securities Inc.
Ramirez & Co. Inc.
A.G. Edwards & Sons, Inc.
David Lerner Associates, Inc.
Fleet Securities, Inc.
Roosevelt & Cross Inc.
Advest, Inc.
Lebenthal & co., Inc.
M.R. Beal & Company
CIBC World Markets
Pryor,McLendon,Counts & Co. Inc.
Siebert Brandford Shank & Co.
William E. Simon & Sons Municipal Securities


Underwriters for #6
Goldman, Sachs & Co.
J.P. Morgan Securities, Inc.
Salomon Smith Barney Inc.
Bear, Stearns & Co., Inc.
Dain Rauscher Inc.
First Albany Corporation
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley Dean Witter
UBS PaineWebber Inc.
Ramirez & Co. Inc.
Roosevelt & Cross, Inc.
Advest, Inc.
Apex Pryor Securities
M.R. Beal & Company
CIBC World Markets Corp.
Lebenthal & Co., Inc.
Quick & Reilly, Inc.
Siebert Brandford Shank & Co.